ARTICLES SUPPLEMENTARY
                                     TO THE
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                            INVESCO SECTOR FUNDS, INC.


         INVESCO Sector Funds, Inc., a corporation organized and existing under the Corporation and Associations Law of the State of Maryland (the "Company"), hereby certifies to the Statement Department of Assessments and Taxation of Maryland that:

         FIRST: By unanimous consent effective as of August 15, 2000, the board of directors of the Company voted to create an additional class of shares of INVESCO Leisure Fund Common Stock designated as INVESCO Leisure Fund - Class K. By unanimous consent effective as of August 8, 2001, the board of directors of the Company has authorized one hundred million (100,000,000) shares of stock to be allocated to INVESCO Leisure Fund - Class K. Prior to this article, the aggregate number of shares which the Company had the authority to issue was five billion (5,000,000,000) shares, with a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of fifty million dollars ($50,000,000). Pursuant to the power granted to the board of directors, Article III, Section 1 of the Articles of Incorporation of the Company, as Amended and Restated, is hereby supplemented as follows:

                                   ARTICLE III

                                 CAPITALIZATION

         Section 1. The aggregate number of shares of stock of all series that the Company shall have the authority to issue is five billion (5,000,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of fifty million dollars ($50,000,000). Such stock may be issued as full shares or as fractional shares.

         In the exercise of the powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors designated nine series of shares of common stock of the Company, with two or more classes of shares of common stock for each series, designated as follows:

         Fund Name & Class                        Allocated Shares

INVESCO Energy Fund - Investor Class  One hundred million shares (100,000,000)
INVESCO Energy Fund - Class C         One hundred million shares (100,000,000)
INVESCO Energy Fund - Class K         One hundred million shares (100,000,000)

INVESCO Financial Services Fund -
  Investor Class                      Three hundred million shares (300,000,000)
INVESCO Financial Services Fund -
  Class C                             One hundred million shares (100,000,000)
INVESCO Financial Services Fund -
  Class K                             One hundred million shares (100,000,000)

INVESCO Gold Fund - Investor Class    Two hundred million shares (200,000,000)
INVESCO Gold Fund - Class C           Two hundred million shares (200,000,000)

INVESCO Health Sciences Fund -
  Investor Class                      One hundred million shares (100,000,000)
INVESCO Health Sciences Fund -
  Class C                             One hundred million shares (100,000,000)
INVESCO Health Sciences Fund -
  Class K                             One hundred million shares (100,000,000)

INVESCO Leisure Fund -
  Investor Class                      One hundred million shares (100,000,000)
INVESCO Leisure Fund - Class C        One hundred million shares (100,000,000)
INVESCO Leisure Fund - Class K        One hundred million shares (100,000,000)

INVESCO Real Estate Opportunity
  Fund - Investor Class               One hundred million shares (100,000,000)
INVESCO Real Estate Opportunity
  Fund - Class C                      One hundred million shares (100,000,000)

INVESCO Technology Fund -
  Investor Class                      Three hundred million shares(300,000,000)
INVESCO Technology Fund -
  Institutional Class                 Three hundred million shares (300,000,000)
INVESCO Technology Fund - Class C     One hundred million shares (100,000,000)
INVESCO Technology Fund - Class K     One hundred million shares (100,000,000)

INVESCO Telecommunications Fund -
  Investor Class                      Three hundred million shares (300,000,000)
INVESCO Telecommunications Fund -
  Class C                             Two hundred million shares (200,000,000)
INVESCO Telecommunications Fund -
  Class K                             Two hundred million shares (200,000,000)

INVESCO Utilities Fund -
  Investor Class                      One hundred million shares (100,000,000)
INVESCO Utilities Fund - Class C      One hundred million shares (100,000,000)

         Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland Corporations and Association Law.

         SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company, as Amended and Restated. The information required by Section 2.208.1, subsection (a) of the Corporations and Associations Law of Maryland was not changed by these Articles Supplementary.

         THIRD: The provisions set forth in these Articles Supplementary were approved by a majority of the entire board of directors of the Company, in accordance with Section 2-105, subsection (c) of the Corporations and Associations Law of Maryland.

         The undersigned Vice President of the Company, who is executing on behalf of the Company these Articles Supplementary, of which this paragraph is a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles Supplementary to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

         IN WITNESS WHEREOF, INVESCO Sector Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this ___ day of August, 2001.

         These Articles Supplementary shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                    INVESCO SECTOR FUNDS, INC.

                                             /s/ Raymond R. Cunningham
                                    By:      ________________________________
                                             Raymond R. Cunningham,
                                             Vice President
[SEAL]

WITNESSED:

         /s/ Glen A. Payne
By:      __________________________
         Glen A. Payne, Secretary


STATE OF COLORADO          )
                           )        ss
CITY AND COUNTY OF DENVER  )

         I, Ruth A. Christensen, a Notary Public in the City and County of Denver, State of Colorado, do hereby certify that Raymond R. Cunningham, personally known to me to be the person whose name is subscribed to the foregoing Articles Supplementary, appeared before me this date in person an acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

         Witness my hand and official seal this 16th day of August, 2001.


                                             /s/ Ruth A. Christensen
                                             ----------------------------------
                                             Notary Public


My commission expires:  3/16/2002
                        -----------------